UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 30, 2002

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

3300 East 1st Avenue, Suite 290 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events

KFx Inc. (“KFx” or the “Company”) received a commitment for a private investment of $1.5 million through a promissory note dated September 30, 2002. The commitment is for the acquisition of common stock and warrants, to be completed on October 31, 2002. This private placement will be made pursuant to the Common Stock and Warrant Purchase Agreement (“Purchase Agreement”) dated September 30, 2002, between the Company and Rocky Robinson. The terms of the private placement include the sale of 600,000 shares of common stock at $2.50 per share and the grant of a warrant to purchase 1,275,000 shares of common stock at a purchase price of $2.75 per common share, subject to adjustment, which expires five years after the date of grant.

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

Number	Description

10.1	Common Stock and Warrant Purchase Agreement between KFx Inc. and Rocky Robinson dated September 30, 2002

10.2	Promissory Note dated September 30, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KFX INC. (Registrant)

By:	/s/ PATRICK S. FLAHERTY
Patrick S. Flaherty Vice President-Finance and Chief Financial Officer

Date:    October 4, 2002

EXHIBIT INDEX

Number	Description

10.1	Common Stock and Warrant Purchase Agreement between KFx Inc. and Rocky Robinson dated September 30, 2002

10.2	Promissory, Note dated September 30, 2002

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